Exhibit 3.129

Form LLC-5.5 January 2000			Illinois Limited Liability Company Act Articles of Organization	LC0048597 This space for use by Secretary of State
Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 359, Howlett Building Springfield, IL 62756 http://www.sos.state.il.us
			SUBMIT IN DUPLICATE Must be typewritten	FILED MAY 24 2002
JESSE WHITE SECRETARY OF STATE
This space for use by Secretary of State

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”			Date 05.24.2002 Assigned File # 0072121–2	PAID MAY 24 2002
Filing Fee $400.00
Approved: /s/ Illegible
1.	Limited Liability Company Name:	Kimball Hill Homes Austin Investments, L.L.C.

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)
2.	If transacting business under an assumed name, complete and attach Form LLC-1.20.
3.	The address of its principal place of business: (Post office box alone and c/o are unacceptable.)
5999 New Wilke Road, Suite 504
	Rolling Meadows, IL 60008			.
4.	The Articles of Organization are effective on: (Check one)
	a) ☒	the filing date, or b)	another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)
5.	The registered agent’s name and registered office address is:

	Registered agent:	CT Corporation System
		First Name	Middle Initial	Last Name
	Registered Office	c/o CT Corporation System	208 South LaSalle Street
	(P.O. Box and	Number	Street	Suite #
	c/o are unacceptable)	Chicago, IL	60604	Cook
		City	ZIP Code	County

6.	Purpose or purposes for which the LLC is organized: Include the business code # (IRS Form 1065). (If not sufficient space to cover this point, add one or more sheets of this size.)
“The transaction of any or all lawful business for which limited liability companies may be organized under this Act.”
Business Code 531390
7.	The latest date, if any, upon which the company is to dissolve Perpetual.
(month, day, year)
Any other events of dissolution enumerated on an attachment. (Optional)

LLC-4.5

LLC-5.5
8.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:
If yes, state the provisions(s) from the ILLCA. ☐ Yes ☒ No

9.	a) Management is by manager(s): ☒ Yes ☐ No
If yes, list names and business addresses.
David K. Hill 5999 New Wilke Road Suite 504 Rolling Meadows, IL 60008

b) Management is vested in the member(s): ☐ Yes ☒ No
If yes, list names and addresses.

10.	I affirm, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

Dated May 22 , 2002 (Month/Day) (Year)

	Signature(s) and Name(s) of Organizer(s)	Business Address(es)

1.	/s/ Brian A. Loftus	1.	5999 New Wilke Road, Suite 504
	Signature		Number	Street

	Brian A. Loftus, Sr. Vice President		Rolling Meadows
	(Type or print name and title)		City/Town
	Kimball Hill, Inc.		Illinois	60008
	(Name if a corporation or other entity)		State	ZIP Code
2.		2.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code
3.		3.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code

[SEAL]

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

LLC-4.5